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                                                                     EXHIBIT 5.2



                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]


                                                              August 24, 2004

Neenah Foundry Company
2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin 54957


                Re: Registration Statement on Form S-4 (No. 333-111008)

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Neenah Foundry Company (the "Issuer"), in connection with the proposed registration by the Issuer of up to $33,100,000 in aggregate principal amount of the Issuer's 11% Senior Secured Notes due 2010 (the "Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Notes are guaranteed pursuant to guarantees (the "Guarantees") by the Guarantors ((as defined below) and together with the Issuer, the "Registrants")). The Notes and the Guarantees were issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of October 8, 2003 by and among the Issuer, the Guarantors and The Bank of New York, as trustee.

     Dalton Corporation, Kendallville Manufacturing Facility, an Indiana corporation, Dalton Corporation, Warsaw Manufacturing Facility, an Indiana corporation, Dalton Corporation, an Indiana corporation, Dalton Corporation, Stryker Machining Facility Co., an Ohio corporation, Dalton Corporation, Ashland Manufacturing Facility, an Ohio corporation, Peerless Corporation, an Ohio corporation, Deeter Foundry, Inc., a Nebraska corporation, A&M Specialties, Inc., a Pennsylvania corporation, Neenah Transport, Inc., a Wisconsin corporation, Gregg Industries, Inc., a California corporation, Cast Alloys, Inc., a California corporation, Mercer Forge Corporation, a Delaware corporation, Advanced Cast Products, Inc., a Delaware corporation, and Belcher corporation, a Delaware corporation, are collectively referred to herein as the "Guarantors."

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Indenture; (ii) the



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Registration Statement; (iii) specimen certificates of the Notes and Guarantees;
and (iv) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

     For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (iii) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto; and (iv) that the Issuer and the Guarantors and other parties thereto have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authentication by all requisite action, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in our opinion below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Notes constitute legally valid and binding obligations of the Issuer, and the respective Guarantee of each Guarantor constitutes the legal and valid binding obligation of such Guarantor.

     We note that we are not licensed to practice law in the states of Wisconsin, Ohio, Indiana, Nebraska and Pennsylvania. With respect to matters of Wisconsin law we have relied on the legal opinion of Foley & Lardner filed as
Exhibit 5.1 to the Registration Statement. With respect to matters of Ohio law we have relied on the legal opinion of Taft, Stettinus & Hollister LLP filed as
Exhibit 5.3 to the Registration Statement. With respect to matters of Indiana law we have relied on the legal opinion of Hackman Hulett & Cracaft filed as
Exhibit 5.4 to the Registration Statement. With respect to matters of Nebraska law we have relied on the legal opinion of Baird, Holm, McCeachen, Pedersen, Hamann & Strasheim LLP filed as Exhibit 5.5 to the Registration Statement. With respect to matters of Pennsylvania law we have relied on the legal opinion of Dechert LLP filed as exhibit 5.6 to the Registration Statement.

     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the



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category of persons whose consent is required under Section 7 of the Securities
Act of the rules and regulations of the Commission.

     Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of New York, the State of California, and the Delaware General Corporation Law (the "Applicable Laws").

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Applicable Law as now in effect be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon by any other person or for any other purposes.

                                                Yours very truly,

                                                /s/ Kirkland & Ellis LLP

                                                Kirkland & Ellis LLP





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